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                                                                 EXHIBIT 23.1
                                                        Cade Industries, Inc.
                                                                    1996 10-K

[ERNST & YOUNG LLP LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-37911 pertaining to the Cade Industries, Inc. 1987 Stock Option Plan, the Cade Industries, Inc. 1990 Nonqualified Stock Option Plan, the Cade Industries, Inc. Nonstatutory Stock Option Agreement for the Benefit of Terrell
L. Ruhlman, the Cade Industries, Inc. Nonstatutory Stock Option Agreement for the Benefit of Richard A. Lund, and the Cade Industries, Inc. Nonstatutory Stock Option Agreement for the Benefit of Robert P. Luzzi and in Registration Statement No. 333-03033 pertaining to the Cade Industries, Inc. 1994 Stock Option Plan, the May 3, 1994 Nonstatutory Stock Option Agreement for the Benefit of Terrell L. Ruhlman, the December 30, 1994 Nonstatutory Stock Option Agreement for the Benefit of Richard Gribbins, and the December 31, 1995 Nonstatutory Stock Option Agreement for the Benefit of Richard Gribbins and in each related Prospectus, of our report dated February 13, 1995 with respect to the consolidated financial statements and the financial statement schedule listed in the Index at Item 14(a) included in this Annual Report on Form 10-K of Cade Industries, Inc. for the year ended December 31, 1996.

                                                /s/ Ernst & Young LLP
                                                ---------------------------
                                                ERNST & YOUNG LLP

Detroit, Michigan
March 25, 1997